    As filed with the Securities and Exchange Commission on August __, 2002.

                                                           Registration No. 333-
                  ____________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                  ____________________________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                  _____________________________________________

                             THE HAVANA GROUP, INC.
               (Exact Name of Issuer as specified in its Charter)

          Delaware                                               34-1454529
(State of other Jurisdiction                                  (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                    5701 Mayfair Road, North Canton, OH 44720
               (Address of Principal Executive Offices) (Zip Code)
                 _______________________________________________

                             THE HAVANA GROUP, INC.
        COMMON STOCK OPTIONS GRANTED TO EMPLOYEES PURSUANT TO A WRITTEN
                                    CONTRACT
                            (Full title of the Plans)
                 ______________________________________________

                   William L. Miller, Chief Executive Officer
                    5701 Mayfair Road, North Canton, OH 44720

                                 (330) 492-8090
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                 ______________________________________________

                        Copies of all communications to:
                               Steven Morse, Esq.
                                Lester Morse P.C.
                         111 Great Neck Road, Suite 420
                              Great Neck, NY 11021

                         CALCULATION OF REGISTRATION FEE


=========================== ======================= ================= =================== ===================
  Title of Each Class of                               Proposed
     Securities to be                                   Maximum        Proposed Maximum       Amount of
        Registered               Amount to be        Offering Price       Aggregate        Registration Fee
            (1)                   Registered         Per Share (3)    Offering Price (3)         (3)
--------------------------- ----------------------- ----------------- ------------------- -------------------
Common Stock,               300,000 (1)(2)            $   .40         $   120,000           $ 11.04
Par Value $.001 Per Share

--------------------------- ----------------------- ----------------- ------------------- -------------------

Total                                                                 $   120,000           $ 11.04
--------------------------- ----------------------- ----------------- ------------------- -------------------

______________

         (1) Represents the issuance of 300,000 shares pursuant to the exercise of options granted to an employee pursuant to a written contract filed as an exhibit hereto. This Registration Statement also registers the resale of the aforesaid 300,000 shares by a non-affiliated person.

         (2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, an additional undeterminable number of shares of Common Stock is being registered to cover any adjustments in the number of shares of Common Stock pursuant to the anti-dilution provisions of the Incentive Plan and Director Options.

         (3) Estimated solely for the purpose of calculating the registration fee and based on no less than the average of the closing high bid and low asked price of the Company's Common Stock on NASDAQ within five business days of the filing date of this Form S-8. The proposed maximum aggregate offering price is multiplied by $.000092 in order to arrive at the amount of registration fee.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated hereby by reference and made a part hereof is the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001, and Form 10-QSB for the quarter ended June 30, 2002, as and if amended, filed under the Securities Exchange Act of 1934 (the "Exchange Act"), its Form 8-K dated March 12, 2002, Form 8-A which was declared effective on May 14, 1998 by the Securities and Exchange Commission registering the Company's Common Stock under Section 12 of the Exchange Act and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         The legality of the securities being registered by this Registration Statement is being passed upon by Lester Morse P.C., 111 Great Neck Road, Suite 420, Great Neck, NY 11021, counsel to the Company.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Limitation of Directors' Liability.
         -----------------------------------

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

         Article VII, Section 7, of the By-Laws of the Company provides for indemnification of officers, directors, employees and agents to the extent permitted under the Delaware General Corporation Law.

         The employment agreement with William L. Miller provide for his indemnification to the full extent permitted by law.

         The Company's Certificate of Incorporation contains a provision eliminating the personal monetary liability of directors to the extent allowed under the General Corporation Law of the State of Delaware. Under the provision, a stockholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the provision, and not "negligence" or "gross negligence" in satisfying his duty of care. In addition, the provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role, as an officer or in any other capacity or to his responsibilities under any other law, such as federal securities laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

         The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

         Exhibit No.                        Document
         -----------                        --------

              5                Opinion of Lester Morse
                               P.C.- re: legality of shares of
                               Common Stock being registered*

             10.1              Employment Agreement with Elwood Junot, Jr.*

             23.1              Consent of Hausser + Taylor LLP*

             23.2              Consent of Lester Morse P.C.
                               (Included in Exhibit 5)*

             23.3              Consent of Stefanou & Associates LLP*

             99.1              Stock Option - Elwood Junot, Jr.*

-----------
* Filed herewith

Item 9.  UNDERTAKINGS

A.       To Update Annually
         ------------------

         The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of Regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Incorporation of Subsequent Securities
         Exchange Act of 1934 Documents by Reference
         -------------------------------------------

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors
         -----------------------------------------

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Canton, State of Ohio on the 27th day of August, 2002.

                                         THE HAVANA GROUP, INC.


                                         By: /s/ William L. Miller
                                             -------------------------------
                                             William L. Miller,
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signatures                    Titles                              Date


/s/ William L. Miller           Chairman of the Board,           August 27, 2002
---------------------------     Chief Executive Officer,
    William L. Miller           Principal Financial Officer,
                                Treasurer and Secretary


/s/ Richard DeY Manning         Director                         August 27, 2002
---------------------------
    Richard DeY Manning


/s/ Orin E. Atkins              Director                         August 27, 2002
---------------------------
Orin E. Atkins


/s/ Chet  Zdziszek              Director                         August 27, 2002
---------------------------
Chet Zdziszek

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549





                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT




                             THE HAVANA GROUP, INC.